UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2022

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

8360 E. Raintree Drive, #230 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (877) 360-8839

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Option Agreement

On December 1, 2022, ZP RE MI Woodward, LLC (“ZP Woodward”), a wholly owned subsidiary of ZP RE Holdings, LLC, which is a wholly owned subsidiary of Zoned Properties, Inc. (the “Company”), entered into an Exclusive Option Agreement for the Purchase of Real Property (the “Option Agreement”), dated December 1, 2022 between ZP Woodward and FL MI RE 22, LLC (the “Woodward Seller”).

Pursuant to the terms of the Option Agreement and subject to the conditions therein, ZP Woodward was granted the exclusive option (the “Option”) to assume all of the Woodward Seller’s rights and obligations under certain purchase agreements and other definitive documents as described in the Option Agreement (collectively, “Assigned Rights”), all related to real property located in Pleasant Ridge, Michigan and as more particularly described in the Option Agreement (the “Woodward Property”).

In exchange for the Option, ZP Woodward paid the Woodward Seller the sum of $437,154 (the “Option Payment”). If ZP Woodward were to exercise the Option, the purchase price payable to the Woodward Seller for the Assigned Rights is $1,020,000 (the “Option Closing Payment”). Following Option exercise, the closing of the purchase and sale of the Assigned Rights must occur within 15 days following the date of exercise.

The foregoing description of the Option Agreement is not a complete description of all of the parties’ rights and obligations under the Option Agreement, and is qualified in its entirety by reference to the Option Agreement, a copy of which is filed as Exhibit 10.1, to this current report on Form 8-K and incorporated herein by reference.

Master Agreement

On November 29, 2022, ZP Woodward, the Woodward Seller, Ammar Kattoula and Thomas Nafso entered into a Master Agreement for Purchase and Sale (the “Master Agreement”). To the extent not superseded by the Option Agreement, the Master Agreement sets forth the terms and conditions upon which ZP Woodward will acquire the Woodward Property from the Woodward Seller.

The Master Agreement provides for the discretionary and mandatory purchase by the Woodward Seller of a minority interest in ZP Woodward, where (i) for a period of 1 year following the closing of the Master Agreement, the Woodward Seller or an entity controlled by its principals may acquire 25% membership interest in ZP Woodward for the price, in cash, of $600,000 plus interest at a rate of 12% per annum starting on the closing date of the Master Agreement and ending on the date of closing of the discretionary purchase; and (ii) if at any time following the closing date of the Master Agreement, ZP RE Holdings, LLC or another entity controlled by the Company acquires certain real property located in Grand Rapids, Michigan owned by the Woodward Seller’s affiliate, more particularly described in the Master Agreement, for a purchase price of not more than $1,160,000, then following such closing ZP Woodward will grant the Woodward Seller (or its permitted designee) 25% membership interest in ZP Woodward. In either case of clause (i) or (ii) above, the monthly rent required to be paid pursuant to the Woodward Lease (defined below) will be reduced to $417,822 for the first year of the Woodward Lease, subject to increase thereafter as provided therein.

The foregoing description of the Master Agreement is not a complete description of all of the parties’ rights and obligations under the Master Agreement, and is qualified in its entirety by reference to the Master Agreement, a copy of which is filed as Exhibit 10.2, to this current report on Form 8-K and incorporated herein by reference.

Lease

On November 29, 2022, ZP Woodward, as landlord, entered into a Licensed Cannabis Facility Absolute Net Lease Agreement (the “Woodward Lease”) with Rapid Fish 2 LLC, as tenant (“Woodward Tenant”), whereby ZP Woodward leased the Woodward Property to the Woodward Tenant. The Woodward Lease commenced on December 1, 2022 and has a term of 14 years, 4 months with two 5-year options to extend the term, exercisable by the Woodward Tenant pursuant to the terms and conditions of the Woodward Lease. The Woodward Lease contains customary obligations of the Woodward Tenant consistent with an absolute triple net lease agreement, including (i) the payment of real property taxes, personal property taxes, privilege, sales, rental, excise, use and/or other taxes (excluding income or estate taxes), (ii) payment of insurance premiums and operating costs of ZP Woodward related to the operation of the Woodward Property, and (iii) maintenance and repair obligations to maintain the Woodward Property in first-class retail condition. The Woodward Lease includes a Guaranty of Payment and Performance by Ammar Kattoula and Thomas Nafso.

The foregoing description of the Woodward Lease is not a complete description of all of the parties’ rights and obligations under the Woodward Lease, and is qualified in its entirety by reference to the Woodward Lease, a copy of which is filed as Exhibit 10.3, to this current report on Form 8-K and incorporated herein by reference.

Repurchase Agreement

On November 29, 2022, ZP Woodward, the Woodward Seller, Ammar Kattoula and Thomas Nafso (the Woodward Seller, Mr. Kattoula and Mr. Nafso collectively referred to as the “Repurchasers”) entered into a Real Estate Repurchase Agreement (the “Repurchase Agreement”). The Repurchase Agreement requires the Repurchasers to purchase the Woodward Property from ZP Woodward upon ZP Woodward’s election in its sole discretion for a period ending 30 days after the earlier of (i) the date (y) the applicable governmental authority rejects approval of the pending Marijuana Facility Application by the Woodward Tenant, or (z) ZP Woodward has actual notice of any breach of Woodward Seller’s representations, warranties or covenants under the Master Agreement, or (ii) March 15, 2023 or such later date mutually agreed upon by ZP Woodward and the Repurchasers.

If the repurchase of the Woodward Property is required by ZP Woodward, the purchase price will equal the total sum of the amount ZP Woodward has paid to the prior owners of the Woodward Property, plus $1,020,000, plus all of ZP Woodward’s costs, expenses and fees arising from November 29, 2022 through the closing date of the repurchase under the Repurchase Agreement, related to or in connection with ZP Woodward’s acquisition, ownership, holding, and transfer of the Woodward Property, including, without limitation, debt service and carrying costs related to the Woodward Property.

If ZP Woodward elects to require the Repurchasers to purchase the Woodward Property pursuant to the terms and conditions of the Repurchase Agreement and the Repurchasers refuse to do so, ZP Woodward may, among other customary rights and remedies, place in effect a promissory note in the principal amount of $4,300,000, executed by Ammar Kattoula and Thomas Nafso to the order of ZP Woodward, which promissory note has an effective date of January 12, 2023 and matures on April 1, 2023, accrues interest at 18% per annum and requires interest only payments each month from its effective date through the maturity date, at which time a balloon payment of all principal and unpaid but accrued interest must be repaid. If ZP Woodward elects to place in effect the promissory note referenced above, ZP Woodward will place the Woodward Property in escrow to be conveyed to the Woodward Seller on the condition that said promissory note is satisfied in full.

The foregoing description of the Repurchase Agreement is not a complete description of all of the parties’ rights and obligations under the Repurchase Agreement, and is qualified in its entirety by reference to the Repurchase Agreement, a copy of which is filed as Exhibit 10.4, to this current report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Option Agreement, dated as of December 1, 2022, by and between ZP RE MI Woodward, LLC and FL MI RE 22, LLC.
10.2	Master Agreement for Purchase and Sale, dated as of November 29, 2022, by and among ZP RE MI Woodward, LLC, FL MI RE 22, LLC, Thomas Nafso and Ammar Kattoula.
10.3	Licensed Cannabis Facility Absolute Net Lease Agreement, dated as of November 29, 2022, by and between ZP RE MI Woodward, LLC and Rapid Fish 2 LLC.
10.4	Real Estate Repurchase Agreement, dated as of November 29, 2022, by and among ZP RE MI Woodward, LLC, FL MI RE 22, LLC, Thomas Nafso and Ammar Kattoula.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: December 5, 2022	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer & Chief Financial Officer

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